UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2018

Servotronics, Inc.

(Exact name of registrant as specified in its charter.)

Commission File Number: 001-07109

Delaware	16-0837866
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1110 Maple Street

Elma, New York 14059-0300

(Address of principal executive offices, including zip code)

(716) 655-5990

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 25, 2018, the Board of Directors of Servotronics, Inc., on the recommendation of its Independent Directors Committee, approved annual base salaries for the Company’s executive officers effective as of March 1, 2018. Additionally, the Independent Directors Committee, acting as the Plan Committee pursuant to the 2012 Long-term Incentive Plan, approved time-based restricted stock awards to executive officers of the Company. The restricted share awards will generally vest one-third on each of January 1 2019, 2020 and 2021.

Name	Title	Base Salary	Number of Restricted Shares

Kenneth D. Trbovich	Chief Executive Officer	$559,000	45,000
Lisa F. Bencel	Chief Financial Officer	$215,000	12,000
James C. Takacs	Chief Operating Officer	$205,000	11,250

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders held on May 25, 2018, the shareholders of the Company (i) elected the five director nominees; and (ii) ratified the appointment of Freed Maxick CPAs, P.C. as the Company’s independent registered public accounting firm for the 2018 fiscal year.

The results of the voting for the five director nominees were as follows:

Name	For	Withhold Authority	Broker Non-votes

Mr. Kenneth D. Trvovich	1,331,547.6124	130,810.5344	817,818.000
Mr. Jason T. Bear	1,360,820.3326	101,537.8142	817,818.000
Mr. Christopher M. Marks	1,361,654.7958	100,703.3510	817,818.000
Mr. Lucion P. Gygax	1,358,487.3326	103,870.8142	817,818.000
Mr. Edward C. Cosgrove	1,328,769.9184	133,588.2284	817,818.000

The results of the voting for the ratification of Freed Maxick CPAs, P.C. as the Company’s independent registered public accounting firm for the 2018 fiscal year were as follows:

For	Against	Abstentions

2,156,756.2798	95,986.9550	18,877.1379

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 1, 2018

Servotronics, Inc.

By:	/s/Lisa F. Bencel, Chief Financial Officer
Lisa F. Bencel
Chief Financial Officer